     As filed with the Securities and Exchange Commission on April 18, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                                  VASTERA, INC.
             (Exact name of Registrant as Specified In Its Charter)

              DELAWARE                                                54-1616513
    (State or Other Jurisdiction                         (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

                              45025 AVIATION DRIVE
                                    SUITE 300
                                DULLES, VA 20166
               (Address of Principal Executive Offices) (Zip Code)

                SPEED CHAIN NETWORK, INC. 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                -----------------

                                 MR. ARJUN RISHI
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                  VASTERA, INC.
                              45025 AVIATION DRIVE
                                    SUITE 300
                                DULLES, VA 20166
                     (Name and Address of Agent For Service)

                                 (703) 661-9006
          (Telephone Number, Including Area Code, of Agent For Service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                             Proposed Maximum
                                           Amount To Be     Offering Price Per           Proposed Maximum              Amount of
Title of Securities To Be Registered      Registered(1)          Share(2)           Aggregate Offering Price(2)     Registration Fee
------------------------------------      -------------     ------------------      ---------------------------     ----------------
Speed Chain Network, Inc.
2000 Stock Option Plan
Common Stock, $0.01 par value             88,205 shares            $0.84                    $ 74,092.20                  $18.53
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Speed Chain Network, Inc. 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

                  Vastera, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form-10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 15, 2001;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 filed with the Commission on November 14, 2000;

         (c) The Registrant's Registration Statement on Form 8-A, File No. 000-31589, filed with the Commission on September 21, 2000, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock;

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law ("DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be titled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

                  The Registrant's certificate of incorporation, as amended, provides for indemnification of the Registrant's directors against, and absolution of, liability to the Registrant and its stockholders to the fullest extent permitted by the DGCL. The Registrant has purchased directors' and officers' liability insurance covering liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8. EXHIBITS

  EXHIBIT NUMBER     EXHIBIT
  --------------     -------
        5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1          Consent of Arthur Andersen LLP.
       23.2          Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
       24.1          Power of Attorney.  Reference is made to page II-3 of this Registration Statement.
       99.1          Speed Chain Network,  Inc. 2000 Stock Option Plan  (including the form of stock option grant and the form of stock option exercise agreement).
       99.2          Form of Assumption Agreement.

Item 9. UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Speed Chain Network, Inc. 2000 Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, Commonwealth of Virginia on this 18th day of April 2001.

                                   VASTERA, INC.



                                   By: /s/ ARJUN RISHI
                                       -----------------------------------------
                                       Arjun Rishi
                                       President, Chief Executive Officer and
                                       Chairman of the Board


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Vastera, Inc., a Delaware corporation, do hereby constitute and appoint Arjun Rishi, President, Chief Executive Officer and Chairman of the Board, and Philip J. Balsamo, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                        TITLE                                   DATE
              ---------                                        -----                                   ----


/s/ ARJUN RISHI                           President, Chief Executive Officer and Chairman        April 18, 2001
------------------------------------      of the Board of Directors (Principal Executive
Arjun Rishi                               Officer)


/s/ PHILIP J. BALSAMO                     Chief Financial Officer (Principal Financial           April 18, 2001
------------------------------------      and Accounting Officer)
Philip J. Balsamo


                                      II-3



/s/ MARK J. FERRER                        Chief Operating Officer and Director                   April 18, 2001
------------------------------------
Mark J. Ferrer



/s/ RICHARD A. LEFEBVRE                   Director                                               April 18, 2001
------------------------------------
Richard A. Lefebvre




/s/ ROBERT G. BARRETT                     Director                                               April 18, 2001
------------------------------------
Robert G. Barrett




                                          Director                                               April ___, 2001
------------------------------------
Richard H. Kimball




/s/ JAMES D. ROBINSON IV                  Director                                               April 18, 2001
------------------------------------
James D. Robinson IV




                                          Director                                               April ___, 2001
------------------------------------
Timothy Davenport




/s/ NICOLAS C. NIERENBERG                 Director                                               April 18, 2001
------------------------------------
Nicolas C. Nierenberg

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                  VASTERA, INC.

                                  EXHIBIT INDEX


  EXHIBIT NUMBER     EXHIBIT
  --------------     -------
        5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1          Consent of Arthur Andersen LLP.
       23.2          Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
       24.1          Power of Attorney. Reference is made to page II-3 of this Registration Statement.
       99.1          Speed Chain Network, Inc. 2000 Stock Option Plan (including the form of stock option grant and the form of stock option exercise agreement).
       99.2          Form of Assumption Agreement.